                                                                       EXHIBIT 1



NO. A-009                                                             $2,000,000


                             NAI TECHNOLOGIES, INC.

                  12% CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                         MATURITY DATE: JANUARY 15, 2001

THIS NOTE AND THE COMMON STOCK THAT MAY BE ISSUABLE TO THE HOLDER HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, NAI TECHNOLOGIES, INC., a New York corporation (the "Company"), promises to pay to CHARLES S. HOLMES, the registered holder or registered assigns hereof (the "Holder"), the principal amount of Two Million Dollars ($2,000,000) payable on the fifteenth day of January 2001 (the "Maturity Date"), together with interest on the outstanding principal amount of this Note at the rate of twelve percent (12%) per annum calculated on the basis of a 360 day year, such interest to be payable in arrears on a quarterly basis on the fifteenth day of January, April, July and October of each year, commencing on April 15, 1996. In the event that any payment of any principal and/or interest hereunder is not paid when due as provided for herein, and without affecting any of the Holder's other rights and remedies, the unpaid principal balance hereof shall thereafter accrue interest at the defaulted rate specified in Section 11(a) of this Note.

                  This Note is one of a series of the Company's 12% Convertible Subordinated Promissory Notes (collectively, the "Notes"), issued pursuant to that certain Confidential Private Placement Memorandum, dated December 15, 1995, as supplemented (the "Memorandum"). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 13.

                  1.       Payments and Prepayments.

          (a) Payments of principal and interest on this Note shall be made at the principal office of the Company, located at 2405 Trade Centre Avenue, Longmont, Colorado 80503, or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date.

          (b) Payments of principal and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment; provided, however, that, in the event that the principal amount of this Note is at least $1,000,000, the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least three days prior to the due date of each payment.

          (c) If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

          (d) Subject to the provisions of Section 4 and 5 below, this Note is subject to prepayment, in whole but not in part, at the option of the Company, at any time after the third anniversary of the date hereof, without premium or penalty. In the event of any partial payment of principal or accrued interest, for whatever reason, or prepayment, any such partial payment of principal and/or interest or prepayment of principal on the Notes shall be allocated among the respective Notes and holders thereof so that the amount of such payments to each holder shall bear as nearly as practicable the same ratio to the aggregate amount then to be paid as the principal amount of the Notes then held by such holder bears to the aggregate principal amount of Notes then outstanding.

          (e) The Company will give the Holder written notice indicating the amount of any prepayment and the proposed date thereof not more than sixty
     (60) days and not less than thirty (30) days prior to any such prepayment of this Note.

          (f) Subject to the provisions of Sections 4 and 5 below, the Company shall, within thirty (30) business days of the occurrence of a Change in Control (as defined in Section 13 hereof), offer, by written notice to the Holder in accordance with Section 1(e), to prepay this Note, in whole and not in part, without premium or penalty. Holder may accept the offer to prepay made pursuant to this Section 1(f) by causing notice of such acceptance to be delivered to the Company at least ten (10) days prior to the proposed prepayment date (or such longer period as may be required by law). A failure by Holder to respond to an offer to prepay pursuant to this
     Section 1(f) within the requisite time period shall be deemed to constitute a rejection of such offer.

                  2. Obligation Absolute. The obligations under this Note are absolute and unconditional obligations of the Company and no modification, release, consent, waiver, rearrangement or amendment shall impair the obligations of the Company hereunder.

                  3. Security. The payment of this Note and the Company's obligations hereunder, and under the Warrant and the Registration Rights Agreement (as such terms are defined in the Memorandum) are not secured by any collateral.

                  4. Subordination. (a) The Company for itself, its successors and assigns, covenants and agrees, and each Holder of this Note, its successors and assigns, by its acceptance of this Note likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Note is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness (as hereinafter defined). For purposes hereof, Senior Indebtedness is defined as:

          (i) the principal of, premium, if any, and any interest (including, without limitation, any interest on interest and post-bankruptcy petition interest) on, all liabilities of the Company (including, without limitation, all liabilities of the Company with respect to any costs and expenses), direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, whether created directly or acquired by assignment or otherwise, under or in respect of that certain Amended and Restated Credit Agreement, dated as of April 12, 1995, among the Company, The Bank of New York, Chemical Bank and the other parties referred to therein (as heretofore and as hereafter amended, modified and supplemented from time to time, the "Bank Credit Agreement") and any of the other Loan Documents (as defined in the Bank Credit Agreement); and

          (ii) all extensions, renewals and refundings of any of the foregoing (provided that the amount of any debt incurred in connection with such extension, renewal or refunding does not exceed the amount of the outstanding obligations of the Company under the Bank Credit Agreement at the time of the extension, renewal or refunding (whether for interest, principal or fees, or expenses incurred by the holders of Senior Indebtedness for the protection of collateral and reasonable costs of collection));

provided, however, that the term "Senior Indebtedness" shall not include any indebtedness expressly subordinated in writing to the Notes or any indebtedness owed to affiliates of the Company.

                  (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Company or any person acting on behalf of the Company on account of any obligations evidenced by this Note.

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall not (i) pay any principal portion of this Note so long as any Senior Indebtedness remains outstanding or (ii) pay any interest payable under this Note if there exists a Default or

Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness) with respect to any Senior Indebtedness (hereinafter referred to as a "Blockage Event").

                  The Company shall resume payment of interest payable under this Note and a Blockage Event shall be deemed to have terminated:

          (i) when such Default or Event of Default on Senior Indebtedness, as applicable, is cured or waived;

          (ii) when the Holder hereof shall have cured any such Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Holder pursuant to this Note; or

          (iii) 180 days after the occurrence of such Default or Event of Default, provided, that at the end of such 180 days, if any of the following events exists or occurs, the Blockage Event shall continue: (A) a Default in payment of any amount with respect to the Senior Indebtedness;
     (B) an acceleration of the Senior Indebtedness; or (C) the occurrence of an event of the type described in Section 5 hereof, provided, further, that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each 360 day period.

                  (d) At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note,
(ii) the Holder hereof shall not demand or accept from the Company or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note. Notwithstanding the foregoing or any other provision of this Note to the contrary, the occurrence and continuance of a Blockage Event shall not limit or in any other manner affect the exercise of the Holder's conversion rights pursuant to Section 6.

                  (e) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Note, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when the Holder hereof shall have failed to comply with any provision hereof applicable to such Holder. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Note or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon.

                  (f) The Company and the Holder shall execute and deliver to any holder of Senior Indebtedness such further instruments and shall take such further action as such holder of Senior Indebtedness may at any time or times reasonably request in order to evidence the subordination of the obligations hereunder and to otherwise carry out the provisions and intent of this Note.

                  (g) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the Holder hereof to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior
Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person or entity.

                  (h) In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section 4, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (i) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under this Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4 and no payment over pursuant to the provisions of this Section 4 to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors, other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder hereof, on the other hand.

                  5. Primacy of Senior Indebtedness Claims as Against the Holder. In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

          (a) the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash before any payment is made to the Holder;

          (b) until all Senior Indebtedness is indefeasibly paid in full in cash any distribution to which the Holder would be entitled but for this Section 5 shall be made to holders of Senior Indebtedness; and

          (c) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Company shall file or have filed against it a petition under any chapter of Title 11 of the United States Code or any comparable statute, with the result that the Company is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Holder agrees that all or such part of such amount shall be payable out of, and to that extent diminish and be at the expense of, the Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (in cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Holder.

                  6. Conversion. The Holder of this Note will have the right, exercisable at any time on or before the Maturity Date, by notice to the Company at its principal office, at the Holder's option, to convert the then unpaid principal amount of this Note (or any portion hereof that is an integral multiple of $1,000) into 500 fully paid and non-assessable shares of common stock, par value $.10 per share, of the Company (the "Common Stock") for each $1,000 face amount of this Note, representing a conversion price equal to $2.00 per share, subject to adjustment as set forth below (the "Conversion Price"). The Company may at any time, by notice to the Holder, require the conversion of this Note in accordance with this Section 6, and the Holder shall promptly surrender this Note for conversion following such notice, provided that the Closing Price for the Common Stock for thirty (30) consecutive trading days prior to such notice is equal to or greater than $6.00 per share.

                  Subject to the right of the Holder on the date of conversion to receive all interest on such Note accrued through such date of conversion, no adjustment for interest or dividends will be made upon the conversion of this Note. No fractional shares will be issued upon conversion, but if the conversion results in a fraction, the fair market value of such fractional share of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) will be paid by the Company in cash. This right of conversion shall cease upon payment in full of all principal and interest and other amounts due in respect of this Note. Nothing contained in this paragraph shall authorize the payment of interest to the Holder when the terms of this Note otherwise prohibit the same.

                  The occurrence of any of the following events shall trigger an adjustment from time to time to the Conversion Price and the number of shares of Common Stock into which this Note shall be converted (the "Conversion Shares"):

          (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Note remains outstanding, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Note thereafter shall have the right to receive upon the conversion hereof as provided in this Section 6 and in lieu of the shares of Common Stock immediately theretofore issuable upon the conversion of this Note, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the conversion of this Note had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Note remains outstanding shall subdivide or combine its Common Stock, the Conversion Price and the Conversion Shares shall be proportionately adjusted.

                  (c) Stock Dividends and Distributions. If the Company at any time while this Note is outstanding shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Conversion Price shall be adjusted in accordance with
Section 6(e) and (ii) the number of Conversion Shares shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Note been converted immediately prior thereto.

                  (d) Stock and Rights Offering to Shareholders. If at any time after the date of issuance of this Note, the Company shall issue or sell, or fix a record date for the purposes of entitling holders of its Common Stock to receive, (i) Common Stock or (ii) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the lowest Closing Price during the twenty (20) consecutive trading days immediately preceding the date of such issuance or sale or such record date then, immediately after the date of such issuance or sale or on such record date, (A) the Conversion Price shall be adjusted in accordance with Section 6(e) and (B) the number of Conversion Shares shall be adjusted to that number determined by multiplying the number of Conversion Shares immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be).

                  If the Company shall at any time after the date of issuance of this Note distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph)(any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon conversion of this Note so that, in addition to the shares of Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, converted this Note.

                  (e) Conversion Price Adjustment. Whenever the number of Conversion Shares is adjusted, as herein provided, the Conversion Price payable upon the conversion of this Note shall be adjusted to that price determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Conversion Shares immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Conversion Shares immediately thereafter.

                  (f)  1996  EBITDA  Adjustment.   The  Conversion  Price  shall
additionally be adjusted in the following circumstances:

          (i) if the Company shall achieve 1996 EBITDA (as such term is defined in Section 13(h)) in an amount of less than $6,000,000, the Conversion Price shall be reduced to $1.50 per share; and

          (ii) if the Company shall achieve 1996 EBITDA in an amount of less than $4,750,000 (together with the $6,000,000 amount referred to above, the "Adjusted Amounts"), the Conversion Price shall be reduced to $1.00 per share;

provided, however, that in the event the Company sells all of the capital stock or all or substantially all of the assets of one or more of its Subsidiaries in 1996, the Adjusted Amounts for 1996 will be reduced by the amount or amounts set forth in Schedule A hereto in respect of the Subsidiary or Subsidiaries so involved. In the event any such sale occurs during 1996, the applicable Adjusted Amount will be reduced by multiplying it by a fraction, the numerator of which is the number of days of the year remaining after any such sale and the denominator is 365.

                  (g) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 6 shall exclude any shares then directly or indirectly held in the treasury of the Company.

                  (h) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 6 if the amount of such adjustment should be less than one percent (1%) of the Conversion Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Price in effect immediately before the event giving rise to such next subsequent adjustment.

                  (i) Duration of Adjustment. Following each computation or readjustment provided in this Section 6, the new adjusted Conversion Price and number of Conversion Shares shall remain in effect until a further computation or readjustment thereof is required.

                  (j) Reservation. The Company hereby agrees that at all times there shall be reserved for issuance upon the conversion of this Note such number of shares of its Common Stock as shall be required for issuance upon conversion of this Note. The Company further agrees that all shares which may be issued upon the conversion of the rights represented by this Note will be duly authorized and will, upon issuance and against payment of the Conversion Price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

                  (i) Delivery of Shares and/or New Note. The Company shall deliver a certificate or certificates for shares of its Common Stock issuable on conversion of this Note as soon as practicable after surrender of this Note for conversion, but the person or persons to whom such certificates are issuable shall be considered the holder of record of the shares of Common Stock from the time this Note is surrendered. Except as described above, this Note is not otherwise convertible into shares of Common Stock. Upon conversion of only a portion of this Note, the Company shall issue and deliver to, or upon the written order of, the Holder hereof, at the expense of the Company, a new Note covering the principal amount of this Note not converted, which new Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Note had not been surrendered for conversion.

                  7. Notices to Holders.

                  (a) Notice of Record Date. In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the conversion of this Note) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the conversion of this Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such other specified date.

                  (b) Certificate of Adjustment. Whenever the Conversion Price or the number of Conversion Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the number of Conversion Shares and the Conversion Price after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail postage prepaid) to the Holder of this Note.

                  8. Registration, Exchange and Transfer. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register all Notes. No transfer of this Note shall be valid as against the Company unless made upon the register. This Note is subject to the restrictions on transfer of this Note and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like principal amount.

                  This Note may be exchanged for a like aggregate principal amount in other denominations. To be exchanged, this Note shall be surrendered for that purpose at the principal office of the Company, and the Company shall execute and deliver in exchange therefor the Note or Notes which the holder making the exchange shall be entitled to receive, bearing serial numbers not contemporaneously outstanding.

                  This Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by his duly authorized attorney.

                  The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  9. Covenants. The Company covenants, so long as this Note shall be outstanding and unless the Holders of more than seventy-five percent (75%) of the aggregate principal amount of all Notes then outstanding shall otherwise approve, that:

          (a) Financial Statements, Reports, etc. So long as this Note shall remain outstanding and the Company is subject to the filing requirements of
     Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will transmit or cause to be transmitted to the Holder, promptly after the same are sent or become publicly available, copies of any and all financial statements and reports which are made available to its shareholders and all periodic and other reports, proxy statements, registration statements and other materials filed by it with the Securities and Exchange Commission, or any other governmental authority succeeding to any or all of the functions of said commission, or any national securities exchange or stock market, as the case may be. If the Company is not subject to filing requirements, the Company will transmit or cause to be transmitted to the Holder annual and quarterly reports containing audited annual financial statements and related notes thereto and unaudited quarterly financial statements, respectively.

          (b) Registration of Shares. The Company shall file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Notes, the shares of Common Stock issuable pursuant hereto, the Warrant referred to in
     Section 16(a) and the shares of Common Stock issuable upon the exercise of the Warrant on or prior to the later of (i) ninety (90) days after the Company's receipt of the net proceeds from the initial sale of the minimum principal amount of the Notes or (ii) March 31, 1996, pursuant to a registration rights agreement of even date herewith between the Holder and the Company.

          (c) Corporate Existence. The Company shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

          (d) Taxes and Assessments. The Company shall, and shall cause its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default (which, for purposes of this Note, shall mean the earlier of ninety (90) days from its due date or invoice date, as the case may be, or the date upon which such obligee commences an action or proceeding to recover such amount), provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Company shall have set aside on its books adequate reserves therefor).

          (e) Liens. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Lien on any property or assets, income or profits of the Company, now owned or hereafter acquired, other than Permitted Liens.

          (f) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Senior Indebtedness; (ii) Indebtedness under this Note and the other Notes in an aggregate principal amount not to exceed $9,500,000; (iii) Indebtedness between Subsidiaries and between any Subsidiary and the Company; (iv) Indebtedness existing on the date hereof; (v) Indebtedness of Lynwood Scientific Developments Limited, a corporation organized under the laws of the United Kingdom, to Midland Bank plc. in an aggregate amount not to exceed $2,000,000 or the U.S. dollar equivalent in English pounds; (vi) Indebtedness of Codar Technology, Inc., a Colorado corporation, to MetLife Capital Corp. and Colorado National Leasing, Inc. in an aggregate amount not to exceed $1,200,000; and (vii) all extensions, renewals and refundings of any of the foregoing.

          (g) Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidence of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment (by way of transfers of property, contributions to capital, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) or any other interest in, any other Person, except for Permitted Investments.

          (h) Payments. The Company shall not, and shall not permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding, or set apart any sum for the aforesaid purposes, in any fiscal year, provided that the Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock and the Subsidiaries may make cash distributions or payments to the Company.

          (i) Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any assets, including the capital stock of any of its Subsidiaries, except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of assets having a book value not exceeding $100,000 in the aggregate, and (iii) the sale of certain vacant property owned by the Company located in Hauppauge, New York.

          (j) Affiliate Transactions. Subsequent to the date hereof, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company (other than transactions among the Company and any wholly-owned Subsidiary) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and (ii) such transaction or series of related transactions is approved by a majority of the Board of Directors of the Company
     (including a majority of the disinterested directors), which approval is set forth in a board resolution of the Company certifying that such transaction or series of transactions complies with the immediately preceding clause (i).

          (k) Merger, Consolidation, etc. Neither the Company nor any Subsidiary shall consolidate or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Person unless (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor"), shall have executed and delivered to Holder its assumption of the due and punctual performance of all the obligations under this Note, (ii) such Successor shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (iii) no event referred to in Section 8 shall have occurred and be continuing.

          (l) Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, keep all properties useful in the business of the Company in good working order and condition except to the extent that discontinuing the operation or maintenance of any such properties is, in the judgment of the Company, desirable in the conduct of its business.

                  10. Events of Default. (a) In the event that:

          (i) the Company defaults in the payment of any installment of interest required to be made on this Note and such default shall continue for a period of ten (10) days;

          (ii) the Company defaults in making any payment of principal on this Note required to be made on this Note;

          (iii) any obligation of the Company or any Subsidiary for the payment of borrowed money in excess of $500,000 becomes or is declared to be due and payable prior to its expressed maturity, unless the validity of any such indebtedness or obligation is being contested in good faith by appropriate proceedings;

          (iv) any warrant of attachment, execution or other writ is levied upon any property or assets of the Company or any Subsidiary in excess of $500,000 and is not discharged or stayed (including stays resulting from the filing of an appeal) within thirty (30) days;

          (v) all or any substantial part of the assets or properties of the Company or any Subsidiary are condemned, seized or appropriated by any government or governmental authority; or any order is entered in any proceeding directing the winding-up, dissolution or split-up of the Company;

          (vi) the Company or any Subsidiary hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions any receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of sixty (60) days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or

          (vii) the Company defaults in the due observance or performance, in any material respect, of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note (other than a default which is specifically provided for in this Section 10) and such default continues unremedied for more than thirty (30) days after notice thereof to the Company;

then, and in each and every such case, the holders of not less than one-fourth (1/4) in aggregate principal amount of outstanding Notes may declare the principal and accrued but unpaid interest of all the Notes to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the subordination provisions of Section 4 hereof. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Company, rescind and annul such declaration.

                  (b) At any time before the date of any declaration accelerating the maturity of this Note: (i) the holders of at least sixty-six and two-thirds percent (66.67%) in aggregate principal amount of outstanding Notes may waive any past Event of Default and its consequences pertaining to the payment of interest on, or the principal of, any of the Notes; and (ii) the holders of a majority in aggregate principal amount of Notes may waive any other Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent holders of outstanding Notes.

                    11.    Certain Consequences Upon Default.

                  (a) Defaulted Interest. Subject to the provisions of Section 4 and 5 hereof, if the Company shall default in the payment of the principal of or interest on this Note, whether upon maturity, by acceleration, or otherwise, including, without limitation, as a result of a Chapter 11 or Chapter 7 bankruptcy case commenced by or against the Company in which it is the debtor, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) at the rate set forth in the introduction of this Note, plus six percentage points (6%). It is the intention of the Company and the holder of this Note to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, and any other document executed in connection herewith, in no event shall this Note or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of this Note or of any such other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances the holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any such other document or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to such holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of such interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

                  (b) Additional Director Nominee. If and whenever interest payable on this Note shall be in arrears in whole or in part, or if the Company shall fail to pay the principal of this Note (whether or not prevented from doing so by restrictions contained in its Restated Certificate of Incorporation, as amended from time to time, or any other agreement or instrument), the existing members of the Board of Directors shall cause one Director then serving on the Board of Directors (who has not been designated by the holders of Notes, Charles S. Holmes or C. Shelton James) to resign as a director, and the holders of the Notes shall be entitled to immediately appoint one Director to fill such vacancy, provided, that if such Director appointed by the holders, together with the other directors designated by the holders of Notes and Messrs. Holmes and James, would not exceed 50% of the total Board of Directors, then in such event the holders of Notes shall be entitled to appoint additional Directors (upon the resignation of other non-designated existing Directors) so as its and Messrs.
Holmes' and James' designees constitute a majority of the total Board of Directors. Whenever all arrears in interest on the Notes then outstanding shall have been paid and all principal amounts required to be made with respect to any Notes shall have been made or funds therefor set apart for payment, then the right of the holders of Notes to designate one Director (or two or more Directors, as the case may be) shall cease (but subject always to the same provisions for the vesting of such rights in the case of any similar future arrearages in interest or failures to satisfy principal obligations), and the terms of office of all persons elected as Directors by the holders of Notes shall forthwith terminate and the number of members on the Board of Directors appointed by the holders of the Notes shall be reduced accordingly. At any time after such power shall have been so vested in the Notes, the Secretary of the Corporation may, and upon the written request of any holder of Notes (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of Notes for the election of the Director (or two or more Directors, as the case may be) to be designated by them as herein provided, such call to be made by notice similar to that provided in the By-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within fifteen (15) days after receipt of any such request, then any holder of Notes may call such meeting, upon the notice above provided, and for that purpose shall have access to the register of holders of the Notes of the Company. The Director(s) designated at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof and be re-elected successively thereafter, if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the Directors designated by the holders of Notes, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining Directors designated by the holders of Notes and Messrs. Holmes and James.

                  (c) Additional Warrants. In the event there occurs an Event of Default pertaining to the payment of interest on, or the principal of, any of the Notes, the Company shall issue to the holders of the Notes additional warrants to purchase 2,000,000 shares of Common Stock, each holder to receive his pro rata share.

                  12.      Investment Representations.

                  (a) The Holder hereby acknowledges that this Note and the Conversion Shares are not being registered (i) under the Act on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, provided, nevertheless, subject to any requirement of law that the disposition of its property shall at all time be within its control.

                  (b) The Holder hereby agrees that it will not sell or transfer all or any part of this Note and/or Conversion Shares unless and until, and so long as such securities are not covered by an effective registration statement under the Act, it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or
(ii) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                  (c) If, at the time of issuance of the Conversion Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder upon conversion of this Note shall bear legends reading substantially as follows:

     "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE NOTE PURSUANT TO WHICH THESE SHARES WERE ISSUED BY THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

                  (d) The Company may refuse to recognize a transfer of this Note or any Conversion Shares on its books should a holder attempt to transfer this Note or any Conversion Shares otherwise than in compliance with this
Section 12.

                  13. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

                  (a)  "Affiliate":  with  respect to any Person, the following:
     (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, "controls", "controlled by" and "under common control", as used with respect to an Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  (b)  "Change  in  Control":  any of the  following  events  or circumstances: (i) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office; (ii) any person or related persons constituting a group (as such terms are used the Exchange Act) become the "beneficial owners" (as such term is used under the Exchange Act), directly or indirectly of more than fifty percent (50%) of the total voting power of all classes then outstanding of the Company's voting stock; or (iii) the acquisition after the date hereof by any person or related persons constituting a group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, or (iv) the acquisition after the date hereof by any person or related persons constituting a group of all or substantially all of the properties and assets of the Company and its Subsidiaries, on a consolidated basis; provided, however, that no Change in Control shall be deemed to have occurred in connection with, or pursuant to, the initial issuance and sale of the Notes.

                  (c) "Closing Price": the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on Nasdaq or, if such quotations are not available, the fair market value per share of Common Stock as reasonably determined by the Board of Directors of the Company.

                  (d) "Consolidated Net Income": the net income (or deficit) of the Company and its Subsidiaries for any period (taken as a cumulative whole) after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany items and after deducting portions of income properly attributable to outside minority interests, if any, in any Subsidiaries; provided, however, that there shall be excluded (i) any income or deficit of any other Person accrued prior to the date it becomes a Subsidiary or merges into or consolidates with the Company or another Subsidiary of the Company, (ii) the income (or deficit) of any other Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary has any ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar distributions, (iii) any deferred credit or amortization thereof from the acquisition of any properties of assets of any other Person, (iv) any aggregate net income (but not any aggregate net loss) during such period arising from the sale, exchange or other distribution of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any income resulting from the write-up of assets after the date hereof, (vi) any gains properly classified as extraordinary in accordance with GAAP, (vii) proceeds of life insurance policies to the extent such proceeds exceed premiums paid to maintain such life insurance policies, (viii) any income of a Subsidiary which is unavailable for the payment of dividends, and (ix) any gain arising from the acquisition of securities, or the extinguishment of any indebtedness of the Company or any of its Subsidiaries or the termination of an employee benefit plan.

                  (e)  "GAAP":   United  States  generally  accepted  accounting
principles, consistently applied.

                  (f) "Indebtedness": at any time and with any respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided that the same shall not be overdue (i.e., the earlier of ninety (90) days from the invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person including without limitation through any agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  (g) "Lien": any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

                  (h) "1996 EBITDA": Consolidated Net Income for the fiscal year ended December 31, 1996, plus, to the extent deducted in determining such Consolidated Net Income and without duplication, (i) the sum for such period, of
(a) the aggregate amount of all interest (including capitalized interest) accrued or to accrue (whether or not actually paid) during such period in respect of any Indebtedness of the Company and its Subsidiaries, (b) any amortized discount in respect of any such Indebtedness issued at discount, and
(c) any fees or  commissions  payable in connection  with any letters of credit;
(ii) current and deferred taxes on income and profit;  (iii)  depreciation;  and
(iv) amortization.

                  (i) "Notes": the meaning specified in the introduction of this Note.

                  (j) "Permitted Investments": any of the following:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (of by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

          (ii) without limiting the provisions of clause (iv) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial papers);

          (iii) investments in certificates of deposits or banker's acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the bank with whom the Company maintains its cash management system or (b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than

     $100,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from the Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (iv) investments in commercial paper maturing within six months from the date of acquisition and issued by the holding company of any commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from the Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc. (or has a similar rating by any similar organization that rates commercial paper); or

          (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (vi) above.

                  (k) "Permitted Lien": means (i) Liens in existence on the date hereof, (ii) Liens created for the benefit of the holders of Senior Indebtedness, (iii) Liens imposed by law for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due, which are not overdue by more than sixty (60) days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which in the aggregate are not substantial in amount, and which do not interfere materially with the ordinary conduct of the business of the Company and which do not materially detract from the property to which they attach or materially impair the use thereof to the Company; (vii) Liens covering real property or personal property in existence at the time of acquisition thereof by the Company and purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure indebtedness permitted by Section 9(g) hereof solely for the purpose of financing the acquisition of such property and no such Lien covers, or is extended to cover, any other property owned by the Company; and (viii) extensions, renewals or replacements of any Lien referred to in clauses (i) through (vii) above.

                  (l) "Person": any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  (m) "Senior Indebtedness": the meaning specified in Section 4(a) hereof.

                  (n) "Subsidiaries": with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

                  14. Notices.

                  (a) Notices to Holder of Notes. Any notice required by the provisions of this Note to be given to the holders of Notes shall be in writing and may be delivered by personal service or sent by telegraph or cable or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of the Company. If sent by telegraph or cable, a confirmed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the Holder. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.

                  (b) Notices to the Company. Whenever any provision of this agreement requires a notice to be given to the Company by the holder of any Note, the holder of Common Stock obtained upon the conversion of a Note or the holder of any other security of the Company obtained in connection with a recapitalization, merger, dividend or other event affecting a Note, then and in each case, such notice shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Company at its principal place of business.

No notice under this Section 14 shall be valid unless signed by the holder of the Note, Common Stock or other security giving the notice or in the case of a notice by holders of a specified percent in aggregate principal amount of outstanding Notes unless signed by each holder of a Note whose Note has been counted in constituting the requisite percentage of Notes required to give such Notice.

                  15. Amendment. With the consent of the holders of a majority in aggregate principal amount of outstanding Notes, the Company may amend the Notes to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Notes which shall not be inconsistent with the provisions of the Notes; provided such action shall not adversely affect the interests of the holders of the Notes.

                  With the consent of the holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Notes, the Company may amend the Notes for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Notes; provided, however, that no such amendment shall, without the consent of the holders of Senior Indebtedness, change the subordination provisions of Sections 4 and 5 hereof or the provisions referred to in subsection (a) below; and provided, further, that no amendment shall, without the consent of the holder of each outstanding Note affected thereby,

          (a) change: (i) the maturity of the principal of, or any installment of interest on, any Note; or (ii) the coin or currency in which the principal of or interest on any Note is payable;

          (b) reduce the principal amount thereof or the interest rate thereon;

          (c) increase the Conversion Price thereof; or

          (d) reduce the percentage in principal amount of the outstanding Notes the consent of whose holders is required for any amendment or waiver as provided for in the Notes.

                  Prompt written notice that this Note has been amended or interpreted in accordance with the terms of this Section 15 shall be given to each holder of a Note. Upon such amendment or interpretation, the Notes shall be deemed modified in accordance therewith, such amendment or interpretation shall form a part of this Note for all purposes, and every subsequent holder of Notes shall be bound thereby.

                  16. Miscellaneous.

                  (a) Contemporaneously with the execution and delivery hereof, the Company has issued to the Holder a detachable warrant representing the right to purchase 250 shares of Common Stock at a exercise price equal to $2.50 per share of Common Stock, subject to adjustment in certain events.

                  (b)  This  Note  and the  shares  of  Common  Stock  or  other securities issuable upon conversion of this Note will be accorded the registration rights under the Act set forth in that certain Registration Rights Agreement between the Company and the Holders, a form of which agreement is being furnished concurrently herewith.

                  (c) This Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any shareholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.

                  (d) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

                  (e) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK AND CANNOT BE MODIFIED OR CHANGED ORALLY.

         IN WITNESS WHEREOF, the Company has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer, as of this 15th day of February 1996.

                                  NAI TECHNOLOGIES, INC.


                                  By:   RICHARD A. SCHNEIDER
                                        --------------------------
                                        Richard A. Schneider
                                        Executive Vice President,
                                        Treasurer and Secretary

                                                                      Schedule A


                          Section 6(f) Adjusted Amounts

Wilcom, Inc............................................................................$  838,000
Codar Technology, Inc..................................................................$2,805,000
NAI Technologies - Systems Division Corporation........................................$  607,000
Lynwood Scientific Developments Limited................................................$1,833,000


                                       26

